Exhibit 99.2

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
Rob Meyne
(702) 792-7353
robmeyne@boydgaming.com

Borgata Hotel Casino & Spa to Reopen Monday, August 29
ATLANTIC CITY, N.J., Aug. 28, 2011 -- Borgata Hotel Casino & Spa will reopen at noon ET on Monday, August 29.  Hotel guests with reservations for Monday night may check in at any time after 3 p.m.
We would like to thank our customers and associates for their cooperation and understanding during the severe weather interruption.
About Borgata Hotel Casino & Spa
Located at Renaissance Pointe in Atlantic City, Borgata Hotel Casino & Spa features 2,000 guest rooms and suites; 161,000 square feet of gaming; 182 gaming tables; 3,475 slot machines; an 85-table poker room; 11 retail boutiques; 6 acclaimed fine dining restaurants by renowned chefs; 6 casual dining options; a 54,000 square foot spa; 70,000 square feet of event space; 4 signature nightlife experiences; and parking for 7,100 cars. The resort also features Atlantic City's first cosmopolitan hotel experience, The Water Club at Borgata, with 800 guest rooms and suites; a 36,000 square foot spa; 18,000 square feet of meeting space; 6 designer retail boutiques; and 5 heated indoor and outdoor pools.
For more information on Borgata, please visit www.theborgata.com or follow Borgata on twitter.com/BorgataAC.